News Release

FOR IMMEDIATE RELEASE	April 28, 2014

Rowan Elects New CEO and Appoints Executive Chairman and New Lead Director of the Board

HOUSTON, TEXAS – As previously announced, Rowan Companies plc (“Rowan” or the “Company”) (NYSE: RDC) confirmed today that on April 25, 2014, Dr. Thomas P. Burke was elected as the Chief Executive Officer of the Company. In addition, Mr. H.E. Lentz retired as the Chairman of the Board of Directors, Mr. W. Matt Ralls was appointed as the Executive Chairman of the Board and Sir Graham Hearne was appointed as the new Lead Director of the Board.

Mr. Ralls commented, “The Company could not be in better hands with Tom as Chief Executive Officer. He has proven his leadership skills, first as CEO of our manufacturing subsidiary and more recently as President and Chief Operating Officer of the Company. Tom’s keen business sense, in-depth knowledge of our company and industry, and clear vision for the future will serve the Company well in the years to come. I look forward to watching Rowan flourish under Tom’s strong leadership.”

Dr. Burke, age 46, most recently served as President and Chief Operating Officer of the Company. He became Chief Operating Officer in July 2011 and was promoted to President in March 2013. Dr. Burke initially joined the Company in December 2009 to serve as President and Chief Executive Officer of LeTourneau Technologies, Inc. and served in such capacity until the sale of LeTourneau in June 2011. Prior to such time, he was employed by Complete Production Services, an oilfield services company, as a Division President from 2006 to 2009, and as Vice President Corporate Development from 2004 to 2006. Before joining Complete, Dr. Burke held various positions at Schlumberger and McKinsey & Company. He holds a DPhil (PhD) in Engineering Science from Trinity College, Oxford and an MBA with High Distinction from Harvard Business School.

Rowan Companies plc is a global provider of international and domestic contract drilling services in the ultra-deepwater and shallow water jack-up market with a fleet of 34 offshore drilling units, including four ultra-deepwater drillships, three of which are currently under construction, and 30 jack-up rigs, 19 of which are rated high-specification. The Company's fleet is located worldwide, including West Africa, the Middle East, the North Sea, Trinidad, Egypt, Southeast Asia and the Gulf of Mexico. Three of the four ultra-deepwater drillships are under three year contracts. The Company’s Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol “RDC.” For more information on the Company, please visit www.rowancompanies.com.

2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056

Tel: (713) 621-7800

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation by our customers of drilling contracts, letter agreements or letters of intent or the exercise of early termination provisions, risks associated with fixed cost drilling operations, cost overruns or delays on shipyard repair, construction or transportation of drilling units, maintenance and repair costs, costs or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company’s operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Contact:

Suzanne M. Spera

Director, Investor Relations

(713) 960-7517

sspera@rowancompanies.com

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